Exhibit 10.3

TAKE-TWO INTERACTIVE SOFTWARE, INC.
AMENDMENT TO
AMENDED AND RESTATED RESTRICTED UNIT AGREEMENT

This Amendment (this “Amendment”) to the Amended and Restated Restricted Unit Agreement, dated as of June 30, 2015 (the “Agreement”), by and between Take-Two Interactive Software, Inc. (the “Company”) and ZelnickMedia Corporation (the “Participant”), is dated as of February 7, 2017, to be effective as of December 8, 2016.

WHEREAS, the Company and the Participant are parties to the Agreement and the Company’s compensation committee approved the amendments set forth herein on December 8, 2016; and

WHEREAS, the Company and the Participant now desire to amend the Agreement in order to amend the vesting dates applicable to certain Restricted Units granted pursuant to the Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.                                      Capitalized Terms.  Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

2.                                      Amendment to the Agreement.  The Agreement is hereby amended as follows:

(a)         For purposes of Annex A to the Agreement, the term “Vesting Date” shall mean April 4, 2017.

(b)         Annex A to the Agreement shall be amended by replacing all references therein to “the trading day immediately preceding the Vesting Date” with “March 31, 2017”.

3.                                      Ratification and Confirmation.  Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects and remains in full force and effect, it being the intention of the parties hereto that this Amendment and the Agreement be read, construed and interpreted as one and the same instrument.  In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

4.                                      Affirmations of the Participant.  By the Participant’s signature below, the Participant represents to and agrees with the Company that the Participant hereby accepts this Amendment subject to all of the terms and provisions hereof. The Participant has reviewed this Amendment in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Amendment and fully understands all of the provisions of this Amendment.

5.                                      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

6.                                      Headings.  Section headings are for convenience only and shall not be considered a part of this Amendment.

7.                                      Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

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IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement on February 7, 2017, to be effective as of December 8, 2016.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Daniel Emerson
Name:	Daniel Emerson
Title:	Executive Vice President and General Counsel

ZELNICKMEDIA CORPORATION

By:	/s/ Karl Slatoff
Name:	Karl Slatoff
Title:	Partner

[Signature Page to Amended and Restated Restricted Unit Agreement Amendment]